Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On March 31, 2014, Strategic Hotel Funding, L.L.C., the operating partnership of Strategic Hotels & Resorts, Inc. ("SHR") and certain of its direct and indirect wholly-owned subsidiaries closed on the sale of the Marriott London Grosvenor Square hotel (the "Grosvenor Disposition"). SHR sold the 237-room Marriott London Grosvenor Square hotel for £125.15 million (approximately $207.7 million). The following unaudited pro forma financial information is presented as a result of the Grosvenor Disposition and gives effect to the following transactions: (a) the disposition of the Four Seasons Punta Mita Resort and an adjacent 48-acre land parcel commonly referred to as La Solana on February 28, 2014 and (b) the disposition of the Marriott London Grosvenor Square hotel on March 31, 2014.

The historical financial information as of December 31, 2013 and for the year then ended has been derived from SHR's audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2013.

The unaudited pro forma balance sheet data as of December 31, 2013 is presented as if the Grosvenor Disposition had occurred on December 31, 2013. The unaudited pro forma statement of operations data for the year ended December 31, 2013 is presented as if the Grosvenor Disposition had occurred on January 1, 2013.

The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what SHR's results of operations would actually have been if the transaction had in fact occurred on the earlier date discussed above. It also does not project or forecast SHR's consolidated results of operation for any future date or period.

Strategic Hotels & Resorts, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
December 31, 2013
(In thousands)

	Strategic Hotels & Resorts, Inc. Historical Consolidated	Previously Filed Pro Forma Information (1)	Strategic Hotels & Resorts, Inc. Pro Forma	Grosvenor Disposition (2a)		Strategic Hotels & Resorts, Inc. Pro Forma Consolidated
Assets
Investment in hotel properties, net	$1,795,338		$1,795,338	$(62,753)		$1,732,585
Goodwill	38,128		38,128			38,128
Intangible assets, net	29,502		29,502	(28,845)		657
Assets held for sale	135,901	(135,901)	—			—
Investment in unconsolidated affiliates	104,973		104,973			104,973
Cash and cash equivalents	73,655	183,179	256,834	(5,168)		347,822
				96,156	(2b)
Restricted cash and cash equivalents	75,916		75,916	(4,033)		71,883
Accounts receivable, net	39,660		39,660	(1,179)		38,481
Deferred financing costs, net	8,478		8,478	(386)		8,092
Prepaid expenses and other assets	35,600		35,600	(4,636)		30,964
Total assets	$2,337,151	$47,278	$2,384,429	$(10,844)		$2,373,585
Liabilities, Noncontrolling Interests and Equity
Liabilities:
Mortgages and other debt payable	$1,163,696		$1,163,696	$(115,958)		$1,047,738
Bank credit facility	110,000		110,000			110,000
Liabilities of assets held for sale	17,027	(17,027)	—			—
Accounts payable and accrued expenses	189,889		189,889	(3,944)		185,945
Deferred tax liabilities	46,137		46,137			46,137
Total liabilities	1,526,749	(17,027)	1,509,722	(119,902)		1,389,820
Commitments and contingencies
Noncontrolling interests in SHR’s operating partnership	7,534		7,534			7,534
Equity:
SHR’s shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock	99,995		99,995			99,995
8.25% Series B Cumulative Redeemable Preferred Stock	87,064		87,064			87,064
8.25% Series C Cumulative Redeemable Preferred Stock	92,489		92,489			92,489
Common stock	2,056		2,056			2,056
Additional paid-in capital	1,705,306		1,705,306			1,705,306
Accumulated deficit	(1,234,952)	64,305	(1,170,647)	92,923	(2c)	(1,077,724)
Accumulated other comprehensive loss	(41,445)		(41,445)	16,135		(25,310)
Total SHR’s shareholders’ equity	710,513	64,305	774,818	109,058		883,876
Noncontrolling interests in consolidated affiliates	92,355		92,355			92,355
Total equity	802,868	64,305	867,173	109,058		976,231
Total liabilities, noncontrolling interests and equity	$2,337,151	$47,278	$2,384,429	$(10,844)		$2,373,585

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2013

1.
Previously Filed Pro Forma Information - The pro forma adjustments filed on SHR's March 6, 2014 Form 8-K were made to account for the disposition of the Four Seasons Punta Mita Resort and the La Solana land parcel for net proceeds of approximately $183.2 million on February 28, 2014.

2. Grosvenor Disposition - On March 31, 2014, SHR disposed of its ownership interests in the Marriott London Grosvenor Square hotel. The following unaudited pro forma adjustments were made to account for this transaction:

a)	Reflects the elimination of consolidated accounts related to the Marriott London Grosvenor Square hotel.

b)	Reflects the net proceeds from the Grosvenor Disposition of approximately $96.2 million.

c)	Reflects a $92.9 million gain related to the Grosvenor Disposition.

Strategic Hotels & Resorts, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2013
(in thousands, except per share amounts)

	Strategic Hotels & Resorts, Inc. Historical Consolidated	Previously Filed Pro Forma Information (1)	Strategic Hotels & Resorts, Inc. Pro Forma	Grosvenor Disposition (2)	Strategic Hotels & Resorts, Inc. Pro Forma Consolidated
Revenues:
Rooms	$506,348		$506,348	$(26,614)	$479,734
Food and beverage	294,969		294,969	(7,412)	287,557
Other hotel operating revenue	93,535		93,535	(2,180)	91,355
Lease revenue	5,161		5,161		5,161
Total revenues	900,013		900,013	(36,206)	863,807
Operating Costs and Expenses:
Rooms	144,464		144,464	(5,518)	138,946
Food and beverage	225,213		225,213	(3,825)	221,388
Other departmental expenses	220,523		220,523	(6,809)	213,714
Management fees	27,126		27,126	(2,126)	25,000
Other hotel expenses	60,618		60,618	(2,183)	58,435
Lease expense	4,818		4,818		4,818
Depreciation and amortization	101,943		101,943	(5,231)	96,712
Impairment losses and other charges	728		728		728
Corporate expenses	25,807		25,807	(631)	25,176
Total operating costs and expenses	811,240		811,240	(26,323)	784,917
Operating income	88,773		88,773	(9,883)	78,890
Interest expense	(84,276)		(84,276)	7,087	(77,189)
Interest income	59		59	(6)	53
Equity in earnings of unconsolidated affiliates	2,987		2,987		2,987
Foreign currency exchange gain	44		44	(2)	42
Other expenses, net	(314)		(314)		(314)
Income before income taxes	7,273		7,273	(2,804)	4,469
Income tax expense	(557)		(557)	401	(156)
Income from continuing operations	$6,716		$6,716	$(2,403)	$4,313

Amounts Attributable to SHR:
Income from continuing operations	$7,804		$7,804	$(2,403)	$5,401

Loss from continuing operations attributable to SHR common shareholders per share:
Basic:	$(0.08)		$(0.08)		$(0.09)	(3)
Diluted:	$(0.08)		$(0.08)		$(0.09)	(3)

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2013

1. Previously Filed Pro Forma Information - The pro forma adjustments filed on SHR's March 6, 2014 Form 8-K were made to account for the disposition of the Four Seasons Punta Mita Resort and the La Solana land parcel for net proceeds of approximately $183.2 million on February 28, 2014.

2.
Grosvenor Disposition - On March 31, 2014, SHR disposed of its ownership interest in the Marriott London Grosvenor Square hotel. The consolidated accounts related to the Marriott London Grosvenor Square hotel are reflected as pro forma adjustments to eliminate accounts from continuing operations. There are no pro forma adjustments for nonrecurring items related to this transaction, including the anticipated gain on the Grosvenor Disposition, which will be recognized in discontinued operations in the first quarter of 2014.

3.
Loss From Continuing Operations Attributable to SHR Common Shareholders Per Share Calculation - The following table calculates the pro forma weighted average basic and diluted loss from continuing operations attributable to SHR common shareholders per share:

	(In thousands, except per share amounts)
	Basic	Diluted
Historical and pro forma basic and diluted weighted average shares outstanding for the year ended December 31, 2013	206,334	206,334
Pro forma income from continuing operations attributable to SHR for the year ended December 31, 2013	$5,401	$5,401
Historical preferred shareholder dividend	(24,166)	(24,166)
Pro forma loss from continuing operations attributable to SHR common shareholders for the year ended December 31, 2013	$(18,765)	$(18,765)
Pro forma loss from continuing operations attributable to SHR common shareholders per share for the year ended December 31, 2013 - basic and diluted	$(0.09)	$(0.09)